UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 13, 2008

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 94032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 13, 2008, Akeena Solar, Inc. (the “Registrant”) issued a press release announcing financial results and certain other information related to the year and quarter ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 hereto (the “Press Release”).

In conjunction with the issuance of the Press Release, the Registrant conducted a conference call with investors and financial analysts on March 13, 2008 to discuss the financial results for the year and quarter ended December 31, 2007 and other information relating to the Registrant’s business. A copy of the transcript of the conference call is attached as Exhibit 99.2 hereto (the “Transcript”).

The information in this section, including the information contained in the Press Release and the Transcript attached as Exhibit 99.1 and Exhibit 99.2, respectively, is being furnished pursuant to this Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release regarding financial results for quarter and year ended December 31, 2007 and certain other information, issued by the Registrant on March 13, 2008 (furnished herewith).
99.2	Transcript of conference call with investors and analysts occurring on March 13, 2008 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008

AKEENA SOLAR, INC.

By:	/s/ Gary R. Effren
Gary R. Effren, Chief Financial Officer